EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-231558 on Form S-8 of our report dated March 3, 2020, relating to the financial statements of Fastly, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

San Francisco, California
March 3, 2020